UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2009

Power-One, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29454	77-0420182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Calle Plano Camarillo, California		93012
(Address of Principal Executive Offices)		(Zip Code)

(805) 987-8741

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2009 Mr. Jon E.M. Jacoby submitted his resignation as a director of Power-One, Inc. (the “Company”) effective immediately.  Mr. Jacoby served on the Company’s Compensation Committee.  He resigned in order to devote more time to his other interests.  His resignation was not due to any disagreement with the Company or its management regarding any matter relating to the Company’s operations, policies or practices.

The Board of Directors of the Company appointed Kambiz Hooshmand to serve as a director of the Company, effective October 21, 2009 and to fill the Committee vacancy left by Mr. Jacoby. He will also serve on the Audit Committee. Mr. Hooshmand has not been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit
Number	Description

Exhibit 99.1	Press Release of Power-One Inc. dated October 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER-ONE, INC.
(Registrant)

		By:	/s/LINDA C. HELLER
Date:	October 23, 2009		Linda C. Heller
Senior Vice President – Finance, Treasurer and Chief Financial Officer